                                                                    EXHIBIT 23.2
                                                                    ------------



     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 to register three million common shares of our report dated October 26, 1998 on our audits of the consolidated financial statements of Cabot Corporation as of September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998, which report is included in the Company's 1998 Annual Report on Form 10-K.



                                             /s/ PricewaterhouseCoopers LLP

                                             PricewaterhouseCoopers LLP


Boston, Massachusetts
July 2, 1999





























                                       1